Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated December 19, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of BNB Plus Corp. (formerly Applied DNA Sciences, Inc.) for the year ended September 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Melville, NY

December 19, 2025